UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

THOMPSON CREEK METALS COMPANY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle

Suite 810

Littleton, Colorado 80120

(Address of Principal Executive Offices, Including ZIP Code)

(303) 761-8801

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On October 18, 2016, Thompson Creek Metals Company Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) in Littleton, Colorado, at which a quorum was present. The final results for each of the proposals submitted to a vote of shareholders at the Special Meeting are set forth below.

(a)         The proposal to approve a special resolution regarding the arrangement with Centerra Gold Inc. (the “Arrangement”), a copy of which is attached as Annex B to the proxy statement and management information circular, was approved based on the following votes:

Votes For	Votes Against	Broker Non-Votes
106,564,678	3,547,940	—

(b)         The proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid to the Company’s named executive officers in connection with the Arrangement, as described in the proxy statement and management information circular, was approved based on the following votes:

Votes For	Votes Against	Broker Non-Votes
85,699,917	24,412,251	—

Item 7.01.                                        Regulation FD Disclosure.

On October 18, 2016, the Company issued a press release regarding shareholder approval of the Arrangement.  A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 18, 2016, of Thompson Creek Metals Company Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: October 18, 2016	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 18, 2016, of Thompson Creek Metals Company Inc.